Exhibit 99.2
CoreSite Realty Corporation
Pro Forma Condensed Consolidated Financial Statements
(unaudited)
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010, is derived from our Predecessor’s consolidated financial statements and the Acquired Properties’ combined financial statements and is presented as if our initial public offering (the “IPO”), which occurred on September 28, 2010, and the resulting formation and financing transactions had all occurred as of January 1, 2010.
The accompanying pro forma condensed consolidated statement of operations include the following limited liability companies and limited partnerships, which comprise the CoreSite Predecessor (the “Predecessor”), all under common control and management, and the CoreSite Acquired Properties (the “Acquired Properties”), all under common management:

Entity Name	Property Name	Date Formed	State of Organization

Predecessor Properties
CoreSite 1656 McCarthy, LLC	1656 McCarthy	November 28, 2006	Delaware
CoreSite 32 Avenue of the Americas, LLC	32 Avenue of the Americas	June 18, 2007	Delaware
CoreSite Real Estate 12100 Sunrise Valley Drive, LLC	12100 Sunrise Valley	December 17, 2007	Delaware
CoreSite Real Estate 70 Innerbelt, LLC	70 Innerbelt	December 19, 2006	Delaware
CRP Coronado Stender, LLC	Coronado-Stender Properties	February 2, 2007	Delaware

Acquired Properties
CoreSite, LLC	CoreSite, LLC	September 13, 2001	Delaware
Carlyle MPT Mezzanine A, LLC	55 S. Market	February 3, 2000	Delaware
CoreSite One Wilshire, LLC	One Wilshire	May 7, 2007	Delaware
CoreSite 1275 K Street, LLC	1275 K Street	May 31, 2006	Delaware
CoreSite Real Estate 427 S. LaSalle, LP	427 S. LaSalle	July 19, 2006	Delaware
CoreSite Real Estate 900 N. Alameda, LP	900 N. Alameda	October 6, 2006	Delaware
CoreSite 2115 NW 22nd Street, LP	2115 NW 22nd Street	April 26, 2006	Delaware
Prior to the completion of our IPO, all of the entities included in the table above were wholly owned by one of several Carlyle real estate funds and their affiliates. The entities were all under common control of their respective funds but were not under common control of The Carlyle Group. Additionally, all entities were under common management. Our Predecessor includes the limited liability companies which were wholly owned, directly or indirectly, by CRP Fund V Holdings, LLC, which was controlled by Carlyle Realty Partners V, L.P. As such, we have combined these entities as our Predecessor on the basis of common ownership, common control and common management. The Predecessor did not include the limited liability companies and limited partnerships which were wholly owned, directly or indirectly, by other Carlyle real estate funds. The limited liability companies and limited partnerships not included in the Predecessor were all under common management but were not under common control of The Carlyle Group.
Concurrently with the completion of our IPO, the Carlyle real estate funds or their affiliates contributed 100% of their ownership interest in the entities that, directly or indirectly, owned or leased all of the properties that comprised our portfolio and all the other non-cash assets used in our business. In exchange for this contribution, our operating partnership issued to the Carlyle real estate funds or their affiliates an aggregate of 34,600,000 operating partnership units. Concurrently with the completion of our IPO, we purchased from the Carlyle real estate funds and their affiliates a portion of these units, 8,435,000 units in the aggregate, in exchange for $125.5 million, and we purchased from our operating partnership an additional 11,000,000 units for $163.7 million. Accordingly, following our IPO, the Carlyle real estate funds or their affiliates held 26,165, 000 operating partnership units which, after the first anniversary of the completion of our IPO, became redeemable for cash or, at our option, exchangeable into our common stock on a one-to-one basis.

We determined that CRP Fund V Holdings, LLC was the acquirer for accounting purposes and therefore, interests contributed by CRP Fund V Holdings, LLC were recorded at historical cost. The contribution or acquisition of interests in the Acquired Properties were accounted for as an acquisition under the acquisition method of accounting and recognized at the estimated fair value of acquired assets and assumed liabilities on the date of such contribution or acquisition. The fair value of the real estate acquired was allocated to the acquired tangible assets, consisting primarily of land, building and improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases, lease origination costs and the value of customer relationships.
Also concurrent with the completion of our IPO, we assumed and, in one case, refinanced certain loans held by the entities that contributed the 427 S. LaSalle property, 55 S. Market property and 12100 Sunrise Valley property. We refinanced the existing $73.0 million of debt secured by the 55 S. Market property with a new $60.0 million mortgage and repaid the remaining $13.0 million of the existing loan with the proceeds from our IPO. Additionally, we entered into a new $110.0 million revolving credit facility.
CoreSite Realty Corporation (the “Company”, “we”, or “our”) was formed on February 17, 2010 and had no activity prior to our IPO other than the issuance of 1,000 shares of common stock at par value of $0.01 on February 17, 2010. Upon completion of our IPO, the Company, as the sole general partner of the Operating Partnership, owned directly or indirectly a 42.6% interest in the Operating Partnership and has maintained control over major decisions related to the sale or refinancing of the properties and will continue to conduct all activities through the Operating Partnership and its subsidiaries.
The pro forma condensed consolidated statement of operations should be read in conjunction with our historical financial statements, including the notes thereto, included in our filings under the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended. The adjustments to our pro forma condensed consolidated statement of operations are based on available information and assumptions that we consider reasonable. The pro forma condensed consolidated statement of operations does not purport to represent our results of operations that would have actually occurred if our IPO was completed on January 1, 2010, nor does the information purport to project the Company’s results of operations as of any future date or for any future periods. All pro forma adjustments are based on estimates and assumptions and are subject to revision.

CoreSite Realty Corporation
Pro Forma Condensed Consolidated Statement of Operations
Year Ended December 31, 2010
(unaudited)

	Coresite Predecessor	Coresite Acquired	Acquisition of the CoreSite	The Company
	Historical for the	Properties Historical for	Acquired Properties	Historical for the
	period January 1, 2010	the period January 1,	(Adjustments for the period	period September 28,
	through September 27,	2010 through September	January 1, 2010 through	2010 through	Other		Pro Forma
	2010	27, 2010	September 27, 2010)	December 31, 2010	Adjustments		Company
	(A)	(B)	(C)	(D)
	(In thousands, except share and per share amounts)
Operating revenue:
Rental revenue	$24,377	$41,041	$2,587	$24,428	$—		$92,433
Power revenue	8,520	16,928	—	9,403	—		34,851
Tenant reimbursement	1,406	2,102	—	1,501	—		5,009
Other revenue	1,254	7,594	—	3,020	—		11,868
Management fees from related parties	—	8,846	—	—	(8,846)	(E)	—

Total operating revenues	35,557	76,511	2,587	38,352	(8,846)		144,161
Operating expenses:							—
Property operating and maintenance	14,272	19,064	—	12,107	—		45,443
Management fees to related party	3,582	—	—	—	(3,582)	(E)	—
Real estate taxes and insurance	1,262	3,070	—	1,642	—		5,974
Depreciation and amortization	11,848	15,129	23,958	19,146	—		70,081
Sales and marketing	125	2,597	—	1,341	(352)	(E)	3,711
General and administrative	2,258	15,481	—	4,987	760	(F)	22,295
					(1,191)	(E)
Transaction costs	—	—	—	3,275	(3,275)	(G)	—
Rent expense	2,177	11,080	345	4,551	—		18,153

Total operating expenses	35,524	66,421	24,303	47,049	(7,640)		165,657

Operating income (loss)	33	10,090	(21,716)	(8,697)	(1,206)		(21,496)
Interest income	2	6	—	77	—		85
Interest expense	(1,590)	(4,716)	—	(2,325)	1,338	(H)	(7,293)

Net income (loss) before income taxes	(1,555)	5,380	(21,716)	(10,945)	132		(28,704)
Income taxes	—	—	—	223	—		223

Net income (loss)	$(1,555)	$5,380	$(21,716)	$(10,722)	$132		$(28,481)
Net (loss) attributable to noncontrolling interests	—	—	—	(7,371)	(8,319)	(I)	(15,690)

Net income (loss) attributable to common shares	$(1,555)	$5,380	$(21,716)	$(3,351)	$8,451		$(12,791)

Pro forma (loss) per share — basic and diluted							$(0.66)	(J)

Pro forma weighted average common shares — basic and diluted							19,468,605	(J)

See accompanying notes.

CoreSite Realty Corporation
Notes to Pro Forma Condensed Consolidated Financial Statements
(unaudited)
1. Adjustments to the Pro Forma Condensed Consolidated Statement of Operations
The adjustments to the pro forma condensed consolidated statement of operations for the year ended December 31, 2010, are as follows:
(A) Reflects the Predecessor’s historical condensed consolidated statement of operations for period January 1, 2010 through September 27, 2010.
(B) Reflects the Acquired Properties’ historical condensed combined statement of operations for the period January 1, 2010 through September 27, 2010.
(C) Reflects the acquisition and contributions of the Acquired Properties as discussed above. The acquisition of all interests in the Acquired Properties was accounted for under the purchase method of accounting and was reflected in the condensed consolidated pro forma statement of operations for the period January 1, 2010 through September 27, 2010. After September 27, 2010, the acquisition of the Acquired Properties is reflected in the Company’s historical condensed consolidated statement of operations for the period September 28, 2010 through December 31, 2010 as discussed in (D) below.
The adjustments to rental revenue and rent expense represent the resetting of the straight-line rent amounts to January 1, 2010 and the amortization of the net above- and below-market lease contracts, all resulting from purchase accounting. Adjustments to depreciation and amortization expense result from increasing the value of the net real estate assets and the recording of lease intangible assets, all resulting from purchase accounting.
(D) Reflects the Company’s historical condensed consolidated statement of operations for the period September 28, 2010 through December 31, 2010.
(E) Reflects the elimination of the management fee revenue recorded by the Acquired Properties for management fees, construction management fees, payroll reimbursements and leasing commissions earned by the Acquired Properties for services performed on behalf of the Predecessor for the period January 1, 2010 through September 27, 2010. The elimination of management fee expense is related to management fees and payroll expense incurred by the Predecessor. The construction management fees and leasing commissions have been capitalized by the Predecessor. Finally, the elimination of Sales and Marketing expense related to lease commissions paid to employees of the Acquired Properties for leasing of the Predecessor’s properties which amounts have been deferred and recognized over the respective lease terms.
Subsequent to the completion of our IPO, such management fees were no longer payable and the management, construction and leasing fees incurred historically have been replaced by direct payments of compensation and other general and administrative expenses that are paid by the Company.
(F) Reflects estimated additional general and administrative expenses as a result of becoming a public company, including but not limited to incremental salaries, board of directors’ fees and expenses, directors’ and officers’ insurance, Sarbanes-Oxley compliance costs, filing fees and incremental audit and tax fees.
(G) Reflects the elimination of certain transaction costs incurred in connection with the Predecessor’s acquisition of the CoreSite Acquired properties.
(H) Reflects the elimination of interest expense, including the amortization of deferred financing costs that would have been eliminated if mortgage loans were repaid on January 1, 2010 and includes the pro forma interest expense including amortization of deferred financing costs and amortization of acquired below market debt for the period from January 1, 2010 through September 27, 2010. After September 27, 2010, the actual interest expense is reflected in the Company’s historical condensed consolidated statement of operations for the period September 28, 2010 through December 31, 2010 as discussed in (D) above (dollars in thousands).

Interest Expense
Adjustment
Interest expense on retired mortgages	$(4,151)
Amortization of deferred financing costs on retired mortgages	(483)
Interest expense on the 55 S. Market mortgage (fixed at 4.01% including the effect of the interest rate swap)	1,692
Amortization of deferred financing costs on refinanced debt and revolving line of credit	1,003
Amortization of acquired below market debt	601

Decrease in interest expense	$(1,338)

(I) Reflects the noncontrolling interests in the earnings of the Operating Partnership for the period January 1, 2010 through September 27, 2010. After September 27, 2010, the noncontrolling interests in the earnings of the Operating Partnership is reflected in the Company’s historical condensed consolidated statement of operations for the period September 28, 2010 through December 31, 2010 as discussed in (D) above.
(J) Pro forma loss attributable to common shares basic and diluted is calculated by dividing pro forma loss attributable to common shares by the number of shares of common stock issued in connection with our IPO, the initial capitalization of our Company and shares issued to employees of the Company.